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                                                                 Exhibit 4.4.1
                              CERTIFICATE OF TRUST

                                       OF

                           LITCHFIELD CAPITAL TRUST I

     THIS CERTIFICATE OF TRUST of Litchfield Capital Trust I (the "Trust"), dated as of April 12, 1999, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).



     1. Name. The name of the business trust formed hereby is "Litchfield Capital Trust I."

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.


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     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

THE BANK OF NEW YORK (DELAWARE),
not in its individual capacity but solely as Delaware Trustee


By:   /s/  Mary Jane Morrissey
   ---------------------------
Name:  Mary Jane Morrissey
Title: Authorized Signatory



THE BANK OF NEW YORK,
not in its individual capacity but solely as Property Trustee


By:   /s/ Michael Culhane
   ---------------------------
Name:  Michael Culhane
Title: Vice President



JOHN J. MALLOY,
not in his individual capacity but solely as Regular Trustee

         /s/  John J. Malloy
         ---------------------

HEATHER A. SICA,
not in her individual capacity but solely as Regular Trustee

         /s/ Heather A. Sica
         ---------------------

RONALD E. RABIDOU
not in his individual capacity but solely as Regular Trustee


        /s/ Ronald E. Rabidou
        ----------------------


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